UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2010 (April 28, 2010)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Shareholders (the “Annual Meeting”) of BancorpSouth, Inc. (the “Company”) was held on April 28, 2010. Matters submitted at the Annual Meeting and the voting results thereof were as follows:
          Proposal 1: Election of Directors. The shareholders of the Company elected each of the Class III director nominees nominated by the Company’s Board of Directors to serve until the 2013 annual meeting of shareholders or until his earlier retirement. The following is a breakdown of the voting results:

Director	Votes For	Withheld	Broker Non-Votes
Larry G. Kirk	57,295,655	6,633,360	8,585,943
Guy W. Mitchell, III	57,396,179	6,532,836	8,585,943
R. Madison Murphy	59,256,817	4,672,198	8,585,943
Aubrey B. Patterson	58,432,553	5,496,462	8,585,943
          Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 by the following vote:

For	Against	Abstain
70,535,345	869,677	1,109,936
          Proposal 3: Shareholder Proposal Requesting Necessary Steps Be Taken To Cause The Annual Election of All Directors. The Company’s shareholders did not approve Proposal 3 as indicated by the following vote:

For	Against	Abstain
26,473,719	35,528,765	1,925,527

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: May 4, 2010